Exhibit 99.1

                   New York Community Bancorp, Inc. Announces
                    Redemption of Trust Preferred Securities

    WESTBURY, N.Y.--(BUSINESS WIRE)--Oct. 24, 2006--New York Community Bancorp, Inc. (the "Company") today announced that NYCB Capital Trust I ("Capital Trust I") and New York Community Statutory Trust I ("Statutory Trust I"), subsidiaries of the Company, will redeem all of their respective floating rate trust preferred securities. The Company currently expects to fund the redemptions with proceeds of a new issue of trust preferred securities to be issued before the respective redemption dates.

    Capital Trust I will redeem all $36.0 million of its floating rate trust preferred securities (the "Capital Trust I Securities") on December 8, 2006 (the "Capital Trust I Redemption Date"). The redemption price for each of the Capital Trust I Securities will equal the $1,000.00 liquidation amount per security, plus all accrued and unpaid distributions per security to the Capital Trust I Redemption Date. All distributions accruing on the Capital Trust I Securities will cease to accrue effective the Capital Trust I Redemption Date. Wilmington Trust Company, as property trustee of Capital Trust I, will notify holders of the Capital Trust I Securities of the redemption.

    Statutory Trust I will redeem all $35.0 million of its floating rate trust preferred securities (the "Statutory Trust I Securities") on December 18, 2006 (the "Statutory Trust I Redemption Date"). The redemption price for each of the Statutory Trust I Securities will equal the $1,000.00 liquidation amount per security, plus all accrued and unpaid distributions per security to the Statutory Trust I Redemption Date. All distributions accruing on the Statutory Trust I Securities will cease to accrue effective the Statutory Trust I Redemption Date. U.S. Bank National Association, as property trustee for Statutory Trust I, will notify holders of the Statutory Trust I Securities of the redemption.

    New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. A New York State-chartered savings bank with 137 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions:
Queens County Savings Bank, Roslyn Savings Bank, Richmond County

    Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. A New York State-chartered commercial bank, New York Commercial Bank currently has 29 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com.



      Forward-looking Statements and Associated Risk Factors
      ------------------------------------------------------


    This release, like other written and oral communications presented by the Company and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

    Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

    There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, future cash flows, or the market value of our assets; changes in banking, securities, tax, environmental, and insurance laws, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as may be required by applicable law or regulation, the Company disclaims any obligation to update any forward-looking statements.

    CONTACT: New York Community Bancorp, Inc.
             Investor Relations:
             Ilene A. Angarola, 516-683-4420
             First Senior Vice President